Exhibit 10.01

ACCOUNT PURCHASE AGREEMENT

This Agreement, dated as of the Acceptance Date, is entered into between Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“WFBC”), and Triad Personnel Services, Inc. an Illinois corporation (“TRIAD”), General Employment Enterprises, Inc. an Illinois corporation (“GEE”) both with their respective places of business at One Tower Lane, Suite 2200, Oakbrook Terrace, IL 60181 and BMPS, Inc. an Ohio corporation (“BMPS”) with its place of business at 6100 Rockside Woods Boulevard, Independence, OH 44131 (collectively “Customer”). The Customer and WFBC collectively and severally agree as follows:

ARTICLE I
Purpose of Agreement

1.01             Purpose of Agreement. The Customer desires to sell and assign to WFBC acceptable accounts receivable and WFBC desires to purchase such accounts on the terms and conditions set forth herein. The purchase of accounts hereunder shall be on a full recourse basis. The purpose of this Agreement is commercial in nature and not for household, family and/or personal use. This Agreement sets forth the terms and conditions on which WFBC will consider purchasing accounts receivable from the Customer.

ARTICLE II
Definitions

2.00             “Acceptance Date” means the date signed and accepted by a duly authorized officer of WFBC.

2.01             “Account” means any right of payment of the net amount for goods sold, or leased and delivered or services rendered in the ordinary course of Customer’s business which is not evidenced by an instrument or chattel paper.

2.02             “Acceptable Account” means an Account, in any amount acceptable to WFBC, which conforms to the representations, warranties and terms set forth herein, net of any credits or allowances of any nature and is not an Unacceptable Account as defined below.

2.03             “Account Debtor” means Customer’s customer or any other person or entity owing money to the Customer with respect to the Account.

2.04             “Advance” shall mean with respect to a given Account an amount equal to eighty-five percent (85%) of the gross face amount of such Account less stated trade discounts offered by the Customer to the Account Debtor and less the Dilution Reserve. This percentage may be adjusted by WFBC at any time at WFBC’s sole discretion.

2.05             “Collateral” means the intangible or tangible property given as security to WFBC by Customer for any obligations and liabilities of Customer to WFBC under this Agreement and includes, without limitation, the property and assets described in Section 5.01 of this Agreement.

2.06             “Collected Reserve” means the internal general ledger account which credits, debits and disbursements will be made in accordance with this Agreement. Provided there is no Event of Default hereunder, or any event which with the passage of time or notice would be an Event of Default, any available balance held in the Collected Reserve shall be released to the Customer, or to any third party at Customer’s written direction to WFBC, on a weekly basis. Any fee, charge or other obligation of the Customer under this Agreement may be charged against this account in WFBC’s sole discretion. Upon the occurrence of an Event of Default, or an event which with the passage of time or notice would become an Event of Default, WFBC may hold any balance in the Collected Reserve as Collateral for any obligations of the Customer to WFBC and WFBC may charge any such obligations against the Collected Reserve in its sole discretion.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

2.07            “Commercial Dispute” means any dispute or claim, other than a Credit Loss, in any respect (including, without limitation, any alleged dispute as to price, invoice terms, quantity, quality or late delivery and claims of release from liability, counterclaim or any alleged claim of deduction, offset, or counterclaim or otherwise) arising out of or in connection with an Account or any other transaction related thereto, which dispute relates to an Account. Any dispute which is a combination of a Credit Loss and a Commercial Dispute shall be deemed to be a Commercial Dispute for purposes of this Agreement.

2.08            “Event of Default” shall mean the existence of a default pursuant to Article VII hereunder, or a default under any documents given to WFBC in connection with this Agreement.

2.09            “Facility Fee” shall mean the fee payable on closing of this Agreement, and on each renewal of this Agreement, as set forth in Section 6.07 below.

2.10            “Facility Maximum” means $3,000,000.00 subject to the availability of Acceptable Accounts and the exercise of WFBC’s discretion as provided herein.

2.11            “Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code or a proceeding in which a receiver is appointed for substantially all assets in accordance with applicable state law; provided, however, if the proceeding is terminated within sixty (60) days of its initiation, such proceeding shall not be an Insolvency Proceeding for purposes of this Agreement.

2.12            “Lien” shall mean any security interest, mortgage, assignment (whether absolute or by way of security), tax lien or other lien (statutory or otherwise) or any other encumbrance of any kind or nature whatsoever.

2.13            “Minimum Fee” shall mean the minimum fee paid as stated in Section 6.07 below.

2.14            “Net Purchase Price” for any Account means an amount equal to the gross face amount of such Account less (i) the WFBC’s Discount and (ii) any other charges with respect to such Account and less any amount of any trade discounts, credits or allowances, or any other reductions or adjustments to such Account taken by the Account Debtor.

2.15            “Prime Rate” shall mean the highest of the Prime Rate published by Wells Fargo Bank, N.A. as the base rate on corporate loans. In the event the Prime Rate as published by Wells Fargo Bank, N.A. ceases to exist or Wells Fargo Bank, N.A. ceases publishing a Prime Rate, the holder hereof will substitute a comparable index which is outside the control of the holder. In the event of an error by Wells Fargo Bank, N.A., the “Prime Rate” will be based upon the Prime Rate as corrected.

2.16            “Purchase Limit” shall mean the limit WFBC sets from time to time establishing the maximum gross face amount of purchased Accounts which are approved to be outstanding at any given time by a particular Account Debtor.

2.17            “Repurchase Price” for any Account means the Advance less any amounts collected from the Account Debtor on the Account plus the WFBC Discount and all fees, costs or expenses associated with the repurchase or collection of such Account. In any event where repurchase is required under this Agreement, WFBC, at its discretion, may charge the Repurchase Price to Customer’s Collected Reserve which may create a deficit balance under Section 3.06 below.

2.18            “Term” shall mean two (2) years from the Acceptance Date. This Agreement shall automatically continue for renewal terms of twenty-four (24) months unless sixty (60) days prior to the end of the current Term, either party notifies the other in writing that the party wishes to terminate this Agreement.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

2.19            “Unacceptable Account” shall mean an Account which is not acceptable in WFBC’s sole discretion including but not limited to the following:

2.19(a) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Acceptable Accounts that portion of Accounts owed by such units of government for which the Customer has provided evidence satisfactory to WFBC that (i) WFBC has a first priority perfected security interest and (ii) such Accounts may be enforced by WFBC directly against such unit of government under all applicable laws);
2.19(b) Accounts not payable in United States dollars;
2.19(c) Accounts owed by an Account Debtor located outside the United States or Canada which are not (i) backed by a bank letter of credit naming WFBC as beneficiary, which bank letter of credit must be in WFBC’s possession and acceptable to WFBC in all respects, in its sole discretion, (ii) covered by a foreign receivables insurance policy acceptable to WFBC in its sole discretion;
2.19(d) Accounts owed by an Account Debtor that is insolvent, the subject of an Insolvency Proceeding or has ceased doing business;
2.19(e) Accounts owed by an owner, shareholder, subsidiary, affiliate, officer or employee of the Customer;
2.19(f) Accounts which are not subject to a duly perfected security interest in WFBC’s favor or which are subject to any Lien in favor of any entity other than WFBC, including without limitation any payment or performance bond;
2.19(g) Accounts that have been restructured, extended, amended or modified;
2.19(h) Any Account whose sale, transfer or assignment (whether absolutely or by way of security) is limited or restricted by the terms of the contract evidencing or relating to such Account (unless such limitation or restriction has been complied with and WFBC is satisfied in its sole discretion that the sale, transfer or assignment of such Account hereunder is valid and effective);
2.19(i) That portion of Accounts that constitutes allowances, finance charges, service charges or sales or excise taxes;
2.19(j) Accounts that have been invoiced, paid or partially paid in advance of the full delivery and acceptance of goods or the performance and acceptance of services or in advance of the submission of the Account to WFBC.
2.19(k) Accounts, or portions thereof, that fail to conform to the representation and warranties contained herein or are otherwise deemed unacceptable by WFBC in its sole discretion;
2.19(1) Accounts which would cause the Purchase Limit for such Account Debtor to be exceeded;
2.19(m) Accounts which would cause the total face amount of Accounts purchased hereunder to exceed the Facility Maximum.

2.20            (i) “WFBC Discount” The WFBC Discount shall be charged together with a fee which shall be equal to the advanced amount of the Account multiplied by the lesser of (i) the rate designated by Wells Fargo Bank, N.A. as the three month “London interbank offered rate, or Libor” plus 5.25% (the “Libor Rate”) plus the Margin or (ii) the lawful maximum, if any, in effect from time to time for advances of the type, in the amount, for the purposes and otherwise of the kind herein contemplated. In no event shall such Libor be less than one-half of one percent (0.50%). Such fee shall be computed on a daily basis beginning on the date of the advance for a purchased Account through and including three (3) days after the date of receipt of good funds paying each Account in full. Any increase or decrease in the Libor Rate shall be effective as of the next business day following such adjustment and such adjusted Libor Rate shall be the applicable Libor Rate in determining the fee payable hereunder. The fee shall be calculated on the basis of a three hundred and sixty (360) day year for the actual number of days elapsed.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

2.20            (ii) “WFBC Discount” Additionally, for all Accounts outstanding over 60 days from day of invoice (as days are calculated below) WFBC shall be paid an additional discount equal to the gross face amount of each Account purchased by WFBC, based on the days outstanding inclusive of the invoice date indicated on the Account and the date paid, multiplied by the applicable discount according to the following schedule:

Discount Fee Schedule
DAYS	INCREMENTAL RATE
0-60.0%
61-90.50%

2.20(a) If any Event of Default exists, the WFBC Discount may increase in an amount up to fifty percent (50%) to be determined by WFBC at its sole discretion (but in no event shall such fee be more than the lawful maximum, if any, in effect from time to time for advances of the type, in the amount, for the purposes and otherwise of the kind herein contemplated).
2.20(b) WFBC may increase the WFBC Discount if WFBC’s cost of funds increases for any reason. Such change shall be effective upon the actual change in WFBC’s cost of funds.
2.20(c) WFBC may, upon prior written notice to Customer, change the amount of any fee or charge provided for herein at its sole discretion.

2.21            “Dilution Reserve” means the Dilution Percentage less the Base Dilution.

2.22            “Dilution Percentage” means: (i) uncollected sales (as determined by WFBC in its sole discretion, exercised in a commercially reasonable manner) excluding Accounts that remain unpaid but are collectable, divided by (ii) total sales and (iii) stated as a percentage.

2.23            “Base Dilution” means: Five percent (5%).

2.24            “Monthly Monitoring Fee” means the monthly monitoring fee as stated in Section 6.07 below.

2.25            “Early Termination Fee” means the early termination fee as stated in Section 6.07 below.

ARTICLE III
Purchase and Assignment of Accounts

3.01            Assignment of Accounts: Pursuant to the terms herein, Customer hereby sells, transfers and assigns to WFBC, its successors and assigns, as absolute owner, and WFBC hereby accepts from the Customer all of the Customer’s right, title and interest in and to:

3.01(a) All of the Customer’s Accounts together with all rights of action accrued or to accrue thereon, including, without limitation, full power to collect, sue for, compromise, assign, in whole or in part, or in any other manner enforce collection thereof in Customer’s name or otherwise; and
3.01(b) All right, title and interest of the Customer in and to the books and records evidencing or relating to the Accounts, all deposits, or other security for the obligation of any person under or relating to the Accounts, all goods relating to, or which by sale have resulted in, the Accounts, including goods returned by any Account Debtor, debtor or obligor in any way obligated on or in connection with the Account including, without limitation, the Account Debtor, all rights of stoppage in transit, replevin, repossession and reclamation and all other rights of action of an unpaid vendor or lienor; and
3.01(c) All proceeds of the foregoing in any form.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

3.02            Approval: WFBC shall not purchase an Account unless such Account is first submitted to WFBC by Customer for approval. WFBC is not obligated to buy any Account from a Customer that WFBC does not deem acceptable in its sole discretion.

3.03            Required Forms: When Customer offers an Account to WFBC for sale, WFBC shall receive (a) an assignment of Accounts, in a form satisfactory to WFBC and signed by an authorized representative of Customer, (b) an original invoice or an electronic equivalent thereof, either of which must be in a form acceptable to WFBC in its sole discretion, (c) a copy of the Bill of Lading if applicable, (d) proof of delivery, (e) contract, purchase order, or purchase order number which corresponds with such invoice, as appropriate to the business of Customer and (f) any other document which WFBC may require.

3.04            Purchase: Upon approval and acceptance by WFBC of an Account for the assignment and sale of an Account to WFBC, WFBC shall purchase and Customer shall assign and sell to WFBC such Account.

3.05            Purchase Price: As consideration for the assignment and sale of an Account to WFBC, WFBC shall pay to the Customer the Net Purchase Price for such Account on the terms and conditions as stated in Section 3.06 herein.

3.06            Payment of Purchase Price: If no Default exists hereunder, WFBC shall pay for each Account purchased hereunder the Net Purchase Price for such Account to Customer as follows:

3.06(a) Upon assignment or sale of an Account to WFBC, and receipt of all documents and forms described in Section 3.03 herein and upon fulfillment of all terms precedent to such sale or assignment as more fully set forth herein, WFBC shall (i) pay to the Customer, or (ii) advance to the Collected Reserve, the Advance with respect to such Account.
3.06(b) After collection of an Account by WFBC, WFBC shall credit the Customer’s Collected Reserve with the amount collected on the Account less: (i) the Advance, (ii) the WFBC Discount, and (iii) any fees, expenses or charges owed to WFBC as more fully described herein.
3.06(c) In the event WFBC receives payment on an Account which has not been purchased by WFBC, such payment will be credited to the Customer’s Collected Reserve and released in accordance with this Agreement.

3.07            Sole Property: Once WFBC has purchased an Account, any and all payments from the Account Debtor as to that Account are the sole property of WFBC.

3.08            Book Entry: Customer shall, immediately upon sale of Accounts to WFBC, make proper entries on its books and records disclosing the absolute sale of said Accounts to WFBC on said books and records and other documents as so directed by WFBC.

3.09            Reporting and Statement of Account: On a weekly basis, or as otherwise determined by WFBC at its sole discretion, WFBC shall prepare, and make available to the Customer, an accounting of the purchases, collections, and amounts credited to and/or charged against the Collected Reserve during that week or other period. Should such a statement of account indicate a deficit balance, such balance shall be due and payable and the Customer shall immediately pay to WFBC the amount of such deficit plus accrued interest on such deficit balance. Interest shall accrue on any deficit balance at the annual rate of eighteen percent (18%), calculated on a daily basis, not to exceed the applicable legal limit, until such deficit is paid in full.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

3.10            Remittance Information: Customer shall make a notation on each original invoice (or the electronic equivalent of an invoice) or other such documentation accepted by WFBC for each Account purchased hereunder which indicates that such Account should be paid in accordance with the following address instructions:

Mail instructions:

Triad Personnel Services, Inc.
or BMPS, Inc.
PO Box 823424
Philadelphia, PA 19182-3424

Wire Instructions:

Wells Fargo Bank, N.A.
San Francisco, CA
For the account of
Wells Fargo/Wells Fargo Business Credit
Account #4121894000
ABA #121000248 for wires
ABA #121000248 for ACH transfers
For Further Credit (Triad Personnel Services, Inc.
or BMPS, Inc. as the case may be)

In the event any invoice (or the electronic equivalent of an invoice) is sent or transmitted to any Account Debtor without the required notation, a fee equal to two and one half percent (2.5%) of the face amount of such invoice shall be assessed.

ARTICLE IV
Customer’s Representations, Warranties and Covenants

4.01            Representations and Warranties. Customer hereby represents and warrants and as follows:

4.01(a) Customer is properly licensed, qualified and authorized to operate its business and Customer’s trade name(s), all of which are disclosed on Customers application provided to WFBC, have been properly filed and published as required by applicable law. Customer, and the persons executing this document, are duly authorized to execute and deliver this Agreement and all other documents required to be executed and delivered hereunder.  Customer’s chief executive office and all other places of business have been disclosed on the application provided to WFBC.
4.01(b) Customer is solvent and is not subject to any Insolvency Proceeding.
4.01(c) Customer has made and shall continue to make timely payment and remittance to applicable governmental authorities of all taxes and other amounts required to be paid and remitted by Customer pursuant to applicable law.
4.01(d) Customer is, at the time of purchase of each Account by WFBC, the lawful owner of and has good and undisputed title to such Account. Each Account, at the time of purchase is free from any Liens, mortgages, restrictions or encumbrances that have not been previously disclosed to WFBC. Each Account offered for sale to WFBC is an Acceptable Account as defined in Section 2.02 herein.
4.01(e) Each Account Debtor’s business is solvent to the best of Customer’s information and knowledge at the time of this Agreement and at the time each Account of such Account Debtor is presented to WFBC for purchase.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

4.01(f) Each Account offered for sale to WFBC is an accurate and undisputed statement of indebtedness owed by Account Debtor to Customer for a certain sum which is due and payable in thirty (30) days or less or within such term as is agreed to by WFBC and Customer, is for a bona fide sale, delivery and acceptance of merchandise or performance of services which have been received and finally accepted by the Account Debtor. Customer has all rights to transfer or sell such Accounts to WFBC and such Accounts are payable by Account Debtor without offset, deduction or counterclaim.
4.01(g) Customer does not own, control or exercise dominion over, in any way whatsoever, the Account Debtor or the business of any Account Debtor for whom Accounts are to be sold by Customer to WFBC.
4.01(h) All financial records, statements, books or other documents shown to WFBC by Customer at anytime, either before or after the signing of this Agreement, are true and accurate.
4.01(i) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or to the knowledge of Customer, threatened against or affecting Customer, which if adversely determined, would have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of Customer.
4.01(j) The execution and performance by Customer of the terms and provisions of this Agreement, and the execution and delivery of any other documents required to be executed and delivered hereunder, have been duly authorized by all requisite company action, and neither the execution nor the performance of this Agreement or any other documents required to be delivered hereunder, will violate any provision of law, any order of any court or other agency of government, the governing documents of Customer, or any agreement or other instrument to which Customer is a party, or by which Customer is bound, or be in conflict with, result in breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien upon any of the property or assets of Customer, pursuant to any such agreement or instrument, except as provided hereunder. Customer agrees that it will execute and perform all terms hereunder.

4.02            Negative Covenants. Customer agrees as follows:

4.02(a) Customer will not under any circumstances or in any manner whatsoever, interfere with any of WFBC’s rights under this Agreement.
4.02(b) For the duration of this Agreement and for any period thereafter for as long as any obligation to repurchase or indebtedness whatsoever remains owing by Customer to WFBC, Customer will not sell or assign Accounts to any party other than WFBC.
4.02(c) Customer shall not pledge, transfer or grant any additional consensual Lien in any personal property or Accounts of Customer nor shall Customer consent to the placement of any additional Lien by any other party on any Collateral for the term of this Agreement and for as long as Customer may be required to repurchase any Account or is indebted to WFBC hereunder without the written consent of WFBC. Customer shall provide written notice to WFBC immediately upon obtaining any knowledge, from any source, of the assertion, filing, recording or perfection by any means, of any non-consensual Lien against the Collateral.
4.02(d) Customer will not change or modify the terms of the original invoice or agreement with the Account Debtor or the order of payment on Accounts sold to WFBC without prior consent in writing from WFBC.
4.02(e) Customer shall not be involved in a material dispute of any kind with an Account Debtor, regardless of validity, during the term of this Agreement.
4.02(f) Customer shall not breach any representations, warranties or covenants in this Agreement.
4.02(g) Customer shall not intentionally contribute to, or aggravate any Credit Loss of any Account Debtor.
4.02(h) Customer shall not alter any electronic or other instruction, code or password which could result in payment from an Account Debtor being made to any entity other than WFBC.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

4.03            Affirmative Covenants. Customer agrees as follows:

4.03(a) With respect to misdirected payments, whenever any payment on any Account comes into Customer’s possession, Customer shall hold such payment in trust and safekeeping, as the property of WFBC, and immediately turn over to WFBC such payment in the same form as it was received by Customer to WFBC. Customer shall pay a misdirected payment fee in the amount of fifteen percent (15%) of the amount of any payment on account of an Account purchased by WFBC herein which has been received by Customer and not delivered in kind to WFBC on the next business day following the date of receipt by Customer. Further, Customer shall segregate and hold in trust and safekeeping, as the property of WFBC, and immediately turn over to WFBC, any goods or inventory returned to, reclaimed or repossessed by the Customer which are covered by an Account purchased by WFBC.
4.03(b) Customer will maintain such insurance covering Customer’s business and/or the property of the Account Debtors as is customary and adequate for businesses similar to the business of Customer in an amount as is sufficient to compensate for reasonably foreseeable loss, and promptly pay all premiums with respect to the policies covering such insurance. Further, the Customer shall have WFBC named as loss payee for such insurance. Further, the Customer shall have WFBC named as certificate holder for workers compensation insurance. Further, the Customer shall maintain liability insurance as required in contracts with Account Debtors.
4.03(c) Customer will immediately notify WFBC of any material disputes between Account Debtor and Customer or the return of any product by Account Debtor to Customer.
4.03(d) Customer will notify WFBC in writing prior to any change in the location of any of its places of business, including the location of the Customer’s inventory or, if Customer has or intends to acquire any additional place of business. Customer will not change its chief executive office or the office or offices where Customer’s books and records concerning Accounts are kept without prior notice to WFBC. Customer will not remove any Collateral from the jurisdictions in which the Collateral is located on the date of this Agreement without the prior written consent of WFBC.
4.03(e) Customer will immediately notify WFBC in writing prior to of any proposed change of Customer’s name, identity, legal entity, corporate structure, business dissolution, use of any additional trade name, or any proposed change in any of the officers identified in the Certificate of Incumbency provided to WFBC, or the principals, partners, shareholders and/or owners of Customer and Customer will not effect any such change without WFBC’s written consent.
4.03(f) Customer will immediately notify WFBC in writing of the commencement of any material legal proceeding or service of any legal document affecting the Customer including, but not limited to, any complaints, judgments, Liens, attachments, garnishments or any Insolvency Proceeding against Customer. Customer will notify WFBC in advance of the filing of any Insolvency Proceeding by Customer.
4.03(g) At least once per quarter, or once per month if Customer is in default, Customer will furnish to WFBC management prepared financial statements, including but not limited to a statement of profit and loss and a balance sheet, satisfactory proof of payment and compliance with all federal, state and local tax requirements and any other information requested by WFBC. On an annual basis, not more than 120 days after the end of each of Customer’s fiscal years, Customer will furnish to WFBC Audited fiscal year end financial statements acceptable to WFBC in its sole discretion, including but not limited to a statement of profit and loss, statement of cash flow and a balance sheet, satisfactory proof of payment and compliance with all federal, state and local tax requirements and any other information requested by WFBC.
4.03(h) Customer shall immediately notify WFBC of any material claim, loss or offset of any kind against Customer or WFBC asserted by Account Debtor during this Agreement.
4.03(i) Upon the occurrence of a Commercial Dispute with respect to an Account, Customer shall immediately pay WFBC the Repurchase Price for such Account.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

ARTICLE V
Security Interest

5.01           Security Interest/Collateral: As further inducement for WFBC to enter into this Agreement, Customer grants to WFBC, as collateral for the repayment of any and all obligations and liabilities whatsoever of Customer to WFBC, a security interest, under the Uniform Commercial Code, in the following described property, as defined under the Uniform Commercial Code: All presently existing or hereafter arising, now owned or hereafter acquired property including, but not limited to, accounts, general intangibles, contract rights, investment property, deposit accounts, the Collected Reserve established hereunder, inventory, instruments, chattel paper, documents, insurance proceeds, and all books and records pertaining to accounts and all proceeds and products of the foregoing property.

5.02           Security Documents: Customer shall execute all and deliver to WFBC any and all documents and instruments as WFBC may request from time to time. Customer authorizes WFBC to file a UCC financing statement with any appropriate authority reflecting its security interest and further authorizes WFBC to file other filings including amendments (other than amendments adding collateral) as WFBC deems appropriate.

ARTICLE VI
Operational Provisions

6.01           Repurchase: Upon the occurrence of a Commercial Dispute, Customer shall repurchase the Account subject to the Commercial Dispute immediately. Regardless of whether there is a Commercial Dispute, in the event that an Account is outstanding ninety (90) days from the invoice date, Customer shall immediately repurchase such Account. In either event, if the Repurchase Price is not paid immediately, WFBC may (but is not required to) deduct the Repurchase Price from funds available to Customer under Article III hereof.

6.02            Power of Attorney: In order to carry out this Agreement and avoid unnecessary notification of Account Debtors, Customer irrevocably appoints WFBC, or any person designated by WFBC, as its special attorney in fact, or agent, with power to:

6.02(a) strike through Customer’s remittance information on all invoices delivered to Account Debtors and note WFBC’s remittance information on all invoices.

6.02(b) receive, open, read, and thereafter forward to Customer if appropriate all mail addressed to Customer (including any trade name of Customer) sent to WFBC’s address. Any payments received shall be processed in accordance with this Agreement.

6.02(c) endorse the name of Customer or Customer’s trade name on any checks or other evidences of payment that may come into the possession of WFBC with respect to any Account, and on any other documents relating to any of the Accounts or to Collateral.

6.02(d) in Customer’s name, or otherwise, demand, sue for, collect, and give releases for any and all monies due to or become due on any Account.
6.02(e) compromise, prosecute, or defend any action, claim or proceeding as to any Account.
6.02(f) In the Event of Default, offer a trade discount to Customer’s Account Debtor exclusive of Customer’s normal business custom with any Account Debtor.
6.02(g) initiate electronic debit or credit entries through the ACH system to Customer’s account or any other deposit account maintained by Customer wherever located.
6.02(h) sign Customer’s name on any notice of assignment, financing statement, amendment to any financing statement and on any notices to Account Debtors.
6.02(i) do any and all things necessary and proper to carry out the purposes intended by this Agreement.

           The authority granted to WFBC under this provision shall remain in full force and effect until all assigned Accounts are paid in full and any indebtedness of Customer to WFBC is discharged.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

6.03            Notation of Assignment: Upon the request of WFBC, and in any event upon the occurrence of an Event of Default, Customer shall make a notation on each original invoice (or the electronic equivalent of an invoice) or other such documentation accepted by WFBC for each Account purchased hereunder which indicates that such Account has been sold, transferred and assigned and/or sold to WFBC with the following language: This invoice has been sold, transferred and assigned to and is payable to:

By Mail:

Wells Fargo Business Credit
PO Box 823424
Philadelphia, PA 19182-3424

Wire Instructions:

Wells Fargo Bank, N.A.
San Francisco, CA
For the account of
Wells Fargo/Wells Fargo Business Credit
Account #4121894000
ABA #121000248 for wires
ABA #121000248 for ACH transfers
For Further Credit (Triad Personnel Services, Inc.
or BMPS, Inc. as the case may be)

In the event any invoice (or the electronic equivalent of an invoice) is sent or transmitted to any Account Debtor without the required notation, a fee equal to two and one half percent (2.5%) of the face amount of such invoice shall be assessed.

6.04            Miscellaneous Payments: Should WFBC receive a duplicate payment on an Account or other payment which is not identified, WFBC shall carry these sums as open items in its accounting and shall return any duplicate payment to the Account Debtor or apply such unidentified payment pursuant to the terms hereof upon proper identification and documentation. In the event WFBC receives payment on an Account which has not been purchased hereunder and can be identified as being the property of the Customer, such payment will be credited to the Customer’s Collected Reserve and released in accordance with this Agreement.

6.05            Hold Harmless: Customer shall hold WFBC harmless against any Account Debtor ill will arising from WFBC’s collecting or attempting to collect on any Account, provided that WFBC acts in a commercially reasonable manner.

6.06            Taxes: Should any excise, sale, use or other tax be imposed by any federal, state or local authority requiring a deduction or withholding from the proceeds of sale of any Account, or if the Account Debtor is authorized to withhold and deduct such tax or levy, then the Customer shall immediately pay WFBC the amount of the tax or levy so withheld, and the Customer shall indemnify and hold WFBC harmless from any loss or expense on account of such tax.

6.07            Fees: The Customer shall pay the following fees to WFBC:

6.07(a) Facility Fee and Monthly Monitoring Fee: Customer shall pay a Facility Fee in the amount of one percent (1.00%) of the Facility Maximum due at each annual anniversary, including all renewals. Such Fees shall be fully earned on the date due and shall be non refundable in any event. For WFBC services hereunder, Customer shall pay and WFBC shall be entitled to receive a Monthly Monitoring Fee equal to $2,500.00 per month, which fee shall be due and payable on the first day of each month. WFBC shall charge such Facility Fee and Monthly Monitoring Fee to Triad Personnel Services, Inc.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

6.07(b) Minimum Fee: Customer shall pay a Minimum Fee per month during the Term (and any renewals hereof) in the amount calculated as follows: The difference, if any, between (i) the amount of the WFBC Discount that would be paid on average outstanding advances in the amount of $750,000.00 per month and (ii) the WFBC Discount paid on actual advances made that month to Customer and the fee or WFBC Discount, as the case may be, such Minimum Fee to be paid by the fifteenth (15th) day of the next calendar month. Such Fees shall be fully earned on the date due and shall be non refundable in any event. WFBC shall charge such Minimum Fee to Triad Personnel Services, Inc.

6.07(d) Early Termination Fee: In the event of termination by Customer of this Agreement or repayment in full of the obligations owed by Customer to WFBC during the initial twelve (12) months of the Term, in addition to any unpaid facility fees and monthly monitoring fees and all other amounts due hereunder, the Customer shall pay to WFBC an early termination fee equal to two percent (2%) of the Facility Maximum. In the event of termination by Customer of this Agreement or repayment in full of the obligations owed by Customer to WFBC after the second year of the Term including during any renewal Terms, in addition to any unpaid facility fees and monthly monitoring fees and all other amounts due hereunder, the Customer shall pay to WFBC an early termination fee equal to one percent (1.0%) of the Facility Maximum.

6.08            Unpaid Accounts: Any Account which is unpaid for ninety (90) days after the invoice date shall be deemed to be unpaid due to a Commercial Dispute.

6.09            Reports: Except as provided by Section 3.09, and in the event Customer requests information from WFBC regarding Customer’s account hereunder, such requests shall be subject to the schedule of fees provided by WFBC which schedule may be adjusted by WFBC from time to time in its discretion.

6.10            WFBC Settlement of Accounts: WFBC may settle any Commercial Dispute with any Account Debtor. Such settlement does not relieve Customer of any obligation (including any repurchase obligation) under this Agreement with respect to any Accounts.

6.11            Documents: If documents submitted by Customer to WFBC for the purchase of any Account are materially mistaken, fraudulent, materially incorrect or erroneous, or if the Customer fails to submit any document required by WFBC under this Agreement for the purchase of any Account, then such Account shall be deemed to be an Commercial Dispute and the Customer shall repurchase such Account and pay the Repurchase Price as stated herein.

6.12            Information: In the event WFBC provides financial information to Customer regarding a third party, whether by setting a Purchase Limit, at the request of Customer or otherwise, Customer understands that WFBC is not making any representations or warranties or expressing an opinion as to the creditworthiness of any such third party.

ARTICLE VII
Default

7.01            Events of Default: Any one or more of the following shall be an Event of Default hereunder:

7.01(a) Customer shall fail to pay any indebtedness to WFBC when due or repurchase any Account when required hereunder.
7.01(b) Customer shall breach any term, provision, promise, warranty, representation or covenant under this Agreement, or under any other agreements, contracts, between Customer and WFBC.
7.01(c) The appointment of any receiver or trustee of all or a substantial portion of the assets of Customer.
7.01(d) Customer shall become insolvent or unable to pay debts as they mature, or Customer shall voluntarily commence any Insolvency Proceeding affecting Customer.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

7.01(e) any involuntary Insolvency Proceeding shall be filed against Customer and is not dismissed within sixty (60) days.
7.01(f) Any levies, attachment, executions, or similar process shall be issued against the Collateral.
7.01(g) Any financial statements, profit and loss statements, or schedules, other statements or documents furnished by Customer to WFBC are false or incorrect in any material respect.

7.01(h) Any documents submitted by Customer to WFBC for the purchase of an Account are fraudulent or erroneous, or if the Customer fails to submit any document required by WFBC under this Agreement for the purchase of that Account.

7.01(i) Any Account Debtor shall assert a claim or offset of any kind against Customer or WFBC during any time period covered by this Agreement which may have a material adverse impact on payment of any Account.

7.01(j) Any guarantor of Customer’s obligations hereunder is in default under the guaranty or if any guarantor withdraws or revokes the guaranty as to future sales of Accounts or otherwise.

ARTICLE VIII
Remedies

8.01            Remedies on Default: Upon the occurrence of an Event of Default, WFBC may do any one or more of the following:

8.01(a) Accelerate and declare immediately due and payable, all indebtedness of Customer to WFBC, whether mature, contingent or otherwise, including without limitation (i) outstanding purchased Accounts, (ii) any unpaid Minimum Fees and (iii) all other fees, costs and expenses as required hereunder.

8.01(b) Require the Customer to repurchase any and all Accounts, whether disputed or undisputed, and pay the Repurchase Price for those Accounts as provided herein, and, in the event the Repurchase Price is not promptly paid, WFBC may continue to collect such Accounts and charge a reasonable fee in connection with such collection activities in addition to any other fees or charges provided for herein.

8.01(c) Cease purchasing any Account under this Agreement.
8.01(d) Notify any Account Debtor and take possession of Collateral and collect any Account without judicial process.
8.01(e) Settle any disputed Account directly with the Account Debtor without relieving Customer of its obligations with respect to such Account under this Agreement.
8.01(f) Require Customer to assemble the Collateral and the records pertaining to Accounts and make them available to WFBC at a place designated by WFBC.
8.01(g) Enter the premises of Customer and take possession of the Collateral and of the records pertaining to the Accounts and any other Collateral.
8.01(h) Grant extensions, compromise claims and settle an Account for less than face value, all without prior notice to Customer.
8.01(i) Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Customer.
8.01(j) Initiate electronic credit or debit entries through the ACH system to and from Customer’s deposit account maintained by Customer wherever located.
8.01(k) Hold Customer liable for any deficiency for any amounts due and owing to WFBC.
8.01(l) Cease making reports or accountings to the Customer as otherwise required by this Agreement.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

ARTICLE IX
Term and Termination

9.01            Term: This Agreement shall continue in full force and effect until the earliest of (a) the expiration of the Term; (b) any date agreed to in writing by the parties hereto or (c) any date set by WFBC upon the occurrence of an Event of Default. On the date of termination, all obligations owing by the Customer to WFBC for the full current Term shall be accelerated and become immediately due and payable in full without further notice or demand. In the event that the Customer desires to terminate this Agreement prior to any of the above dates, the Customer can only do so upon repayment in full of all obligations owing to WFBC. In the event of early termination by Customer of this Agreement or repayment in full of all obligations owing by the Customer to WFBC prior to the expiration of the Term or any renewal Term, Customer shall pay to WFBC, as an early termination fee, an amount equal to the average of all monthly fees paid to WFBC during the lesser of: (i) the previous twelve (12) months or (ii) the number of months or portion thereof since the beginning of the Term or the Renewal Term, multiplied by the number of months remaining until the end of the Term or renewal Term (the “Early Termination Fee”). In the event that payment of all obligations owing by the Customer to WFBC shall be accelerated for any reason whatsoever by WFBC, the Early Termination Fee in effect as of the date of such acceleration shall be paid and such Early Termination Fee shall also be added to the outstanding balance of all obligations owing by the Customer to WFBC in determining the debt for the purposes of any judgment of foreclosure of any loan documents given to secure all obligations owing by the Customer to WFBC.

9.02            Repurchase of Account: Upon termination, Customer shall repurchase any and all Accounts, whether disputed or undisputed, as may be requested by WFBC, and shall pay the Repurchase Price for those Accounts as provided herein as well as any other indebtedness or obligations owed to WFBC by Customer. WFBC continues and shall continue to have a security interest in the Collateral of Customer until all amounts owed to WFBC by Customer are paid in full or are satisfied.

9.03            Repayment of Account Debtor: In the event WFBC is required to repay any Account Debtor for a payment received by WFBC on an Account, and non-payment of that Account would have required repurchase by Customer under this Agreement, the amount of the repayment by WFBC shall be an obligation of Customer to WFBC notwithstanding the termination of this Agreement. In the event the Customer receives a payment from WFBC to which the Customer has no rights, repayment of the funds to WFBC is an obligation of the Customer to WFBC whether or not the Agreement has been terminated. In either event, if the obligation is not paid upon five (5) days notice of the obligation to pay from WFBC to Customer, WFBC may file a financing statement in connection with the security interest granted herein (if necessary) or otherwise perfect its interest in the Collateral and exercise any and all rights it has under this Agreement to collect the amounts due.

ARTICLE X
Miscellaneous Provisions

10.01          Binding on Future Parties: This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto accept that the Customer shall not have the right to assign its rights hereunder or any interest herein without WFBC’s prior written consent.

10.02          Cumulative Rights: No failure or delay by WFBC in exercising any right, power or remedy under the Agreement or documents given in connection with the Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Agreement. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

10.03          Waiver: WFBC may not waive its rights and remedies unless the waiver is in writing and signed by WFBC. A waiver by WFBC of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

10.04           Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

10.05          Invalid Provisions: Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

10.06         Entire Agreement: This instrument contains the entire Agreement between the parties. This Agreement, together with the documents given in connection herewith, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

10.07          Amendment: Except as otherwise provided herein, any addendum or modification hereto must be signed by both parties.

10.08          Effective: This Agreement becomes effective when it is accepted and executed by an authorized officer of WFBC.

10.09          Data Transmission: WFBC assumes no responsibility for privacy or security risks as a result of the method of data transmission selected by Customer. WFBC only assumes responsibility for data transmitted from Customer once the data is received within the Wells Fargo Bank, National Association’s internal network. WFBC assumes no responsibility for privacy or security data transmitted from WFBC to Customer once the data is dispensed from Wells Fargo Bank, National Association’s internal network.

10.10          Information: Without limiting WFBC’s right to share information regarding the Customer and its affiliates with WFBC’s agents, accountants, lawyers and other advisors, Customer agrees that Wells Fargo & Co., and all direct and indirect subsidiaries of Wells Fargo & Co., may, among themselves, discuss or otherwise utilize any and all information they may have in their possession regarding the Customer and its affiliates, and the Customer waives any right of confidentiality it may have with respect to such exchange of such information.

10.11          Indemnification: Customer agrees to indemnify and hold WFBC harmless from any and all liability, claims and damages, including attorneys’ fees, costs of suit and interest which WFBC may incur as a result of the failure of Customer to pay withholding taxes due and payable to any taxing authority.

10.12          Notices hereunder: All notices and communications hereunder shall be given or made to the parties at their respective addresses set forth below, or at such other address as the addressee may hereafter specify for the purpose of written notice to the other party hereto. Such notices and communications shall be effectively given by WFBC when and if given in writing and delivered to the address set forth herein, delivered by facsimile or duly deposited in the mails with first-class postage prepaid.

10.13          Costs and Expenses: Except as is prohibited by law, the Customer agrees to pay on demand all costs and expenses, including (without limitation) attorneys’ fees, incurred by WFBC in connection with this Agreement and any other related document or agreement, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, due diligence, preparation, execution, amendment, administration, performance, collection and enforcement of the obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of any security interest granted hereunder, the collection of any Account or any obligation owed by Customer to WFBC.

10.14          Field Examination: The Customer hereby agrees to pay WFBC, on demand, field examination fees in connection with any field exams or inspections conducted by WFBC of any Collateral or the Customer’s operations or business at the rates established from time to time by WFBC as its field examination fees, together with all actual out-of-pocket costs and expenses incurred in conducting any such field examination or inspection.

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

10.15          JOINT AND SEVERAL OBLIGATIONS; DEALINGS WITH MULTIPLE CUSTOMERS: If more than one person or entity is named as Customer hereunder, all obligations, representations, warranties, covenants and indemnities set forth herein or in any other documents between the Customer, WFBC and any guarantors of the Customer’s obligations to WFBC (collectively the “Factoring Documents”) to which such person or entity is a party shall be joint and several. WFBC shall have the right to deal with any individual of any Customer with regard to all matters concerning the rights and obligations of WFBC and Customer hereunder and pursuant to applicable law with regard to the transactions contemplated under the Factoring Documents. All actions or inactions of the officers, managers, members and/or agents of any Customer with regard to the transactions contemplated under the Factoring Documents shall be deemed with full authority and binding upon all Customers hereunder. Each Customer hereby appoints each other Customer as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such person hereunder and under applicable law with regard to the transactions contemplated under the Factoring Documents. The foregoing is a material inducement to the agreement of WFBC to enter into this Agreement and to consummate the transactions contemplated hereby. The Customer represents that TRIAD PERSONNEL SERVICES, INC., BMPS, INC. AND GENERAL EMPLOYMENT ENTERPRISES, INC., are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and financial resources. Each Customer will receive a direct economic and financial benefit from the obligations incurred under this Agreement and the incurrence of such obligations is in the best interests of each Customer.

10.16          JURISDICTION AND WAIVER OF JURY TRIAL: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. SELLER HEREBY SUBMITS (IF FEDERAL JURISDICTION IS AVAILABLE) TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, OR (IF FEDERAL JURISDICTION IS NOT AVAILABLE) TO THE EXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SELLER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SELLER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

Triad Personnel Services, Inc.

By:
Salvatore J. Zizza, CEO

Sworn and subscribed before me this 10 day of December 2010.

NOTARY PUBLIC

BMPS, Inc.

By:
Salvatore J. Zizza, CEO

Sworn and subscribed before me this 10 day of December 2010.

NOTARY PUBLIC

General Employment Enterprises, Inc.

By:
Salvatore J. Zizza, CEO

Sworn and subscribed before me this 10 day of December 2010.

NOTARY PUBLIC

Wells Fargo Bank, National Association
14800 Quorum Drive #320
Dallas, TX 75254-7073

By:
Julie K. Johnston, Vice President

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010

AFFIDAVIT OF OUT-OF-STATE DELIVERY

STATE OF TEXAS	)

COUNTY OF DALLAS	)

          BEFORE ME, the undersigned authority, personally appeared the undersigned Julie K. Johnston (the “Affiant”), who being first duly sworn upon oath, deposes and says that:

1.         The Affiant is a Vice President of Wells Fargo Business Credit, a division of Wells Fargo Bank, National Association (“WFBC”), and the Affiant is duly authorized to and does make this affidavit in said capacity on behalf of WFBC.

2.         That on the 14 day of December 2010, I executed on behalf of WFBC on the date referenced below that certain Account Purchase Agreement (the “Agreement”), which Agreement is between Triad Personnel Services, Inc. an Illinois corporation (“TRIAD”), BMPS, Inc. an Ohio corporation (“BMPS”) and General Employment Enterprises, Inc. an Illinois corporation (“GEE”), (collectively “Customer”) and Wells Fargo Business Credit, a division of Wells Fargo Bank, National Association.

3.         That the execution of the Agreement by WFBC took place in Dallas, Texas.

FURTHER AFFIANT SAYETH NAUGHT.

Julie K. Johnston, Vice President

          SWORN TO AND SUBSCRIBED before me this 14th day of December 2010 by Julie K. Johnston, who personally appeared before me, and who is personally known to me.

[NOTARIAL SEAL]

Notary Public, State of Texas
Print Name: Shelly Scott
My Commission Expires:

Triad Personnel Services, Inc., BMPS, Inc. and General Employment Enterprises, Inc.
Account Purchase Agreement
December 2010